UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 17, 2008
(Date of earliest event reported)

vFINANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11454	58-1974423
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

3010 North Military Trail
Suite 300
Boca Raton, Florida 33431
(Address of Principal Executive Offices)

(561) 981-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed, on November 7, 2007, vFinance, Inc. (“vFinance”) entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”), with National Holdings Corporation (“National”) and vFin Acquisition Corporation, a wholly owned subsidiary of National (“Merger Sub”), pursuant to which Merger Sub will be merged with and into vFinance, the separate corporate existence of Merger Sub will cease and vFinance will continue as the surviving corporation and as a wholly-owned subsidiary of National (the “Merger”).

On June 17, 2008, vFinance and National issued a joint press release announcing that, at a special meeting of stockholders held on June 13, 2008, vFinance’s stockholders voted to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the press release is incorporated by reference and is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Press release issued by vFinance, Inc. on June 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

vFINANCE, INC.

By:	/s/ Leonard J. Sokolow
Name: Leonard J. Sokolow
Title: Chief Executive Officer
Date: June 19, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by vFinance, Inc. on June 17, 2008.